Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

No.	RASER TECHNOLOGIES, INC.	April , 2005

COMMON STOCK PURCHASE WARRANT

This warrant (“Warrant”) certifies that, for good and valuable consideration,              (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Raser Technologies, Inc. (the “Company”), in whole or from time to time in part, up to              fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Warrant Stock”) at a purchase price per share equal to the applicable Conversion Price (as defined in the Certificate) (assuming for purposes hereof that the Series C Preferred Stock remains outstanding through the Expiration Time) (the “Exercise Price”). Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is issued in connection with the transactions contemplated by that certain Securities Purchase Agreement dated April 3, 2005 among the Company and certain individuals and entities identified therein (the “Purchase Agreement”).

1. Definitions

Capitalized terms used herein but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock of the Company, as filed with the Secretary of State of the State of Utah on April 4, 2005 (the “Certificate”)).

2. Exercise of Warrant

(a) Expiration Time. The term “Expiration Time” means the earliest to occur of the following: (i) subject to Section 2(d) hereof, immediately prior to the closing of a Change of Control Transaction (as defined below); or (ii) 5:00 p.m., Mountain Time, on the date ninety (90) days following the date that the U.S. Securities and Exchange Commission declares the Registration Statement effective (each an “Expiration Event”). As used herein, a “Change of Control

Transaction” means immediately prior to the consummation of (a) the acquisition of the Company by another entity by means of merger, consolidation, tender offer or exchange offer, unless the stockholders of the Company hold at least 50% of the voting power of the surviving or resulting entity (or its direct or indirect parent) immediately following such a transaction (other than a transaction or series of transactions for the primary purpose of raising capital) or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company in one or a series of related transactions.

(b) Exercise Procedure.

(i) Mechanics of Exercise. To exercise this Warrant into shares of Warrant Stock on any day, such Holder shall transmit to the Company by facsimile or otherwise, a copy of an executed notice of exercise in the form attached hereto as Exhibit A (an “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Warrant Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder; provided, that in the event of a partial exercise of the Warrant (a “Partial Exercise”), the Company shall issue within five (5) business days a replacement warrant exercisable for that number of shares of Warrant Stock equal to the number of shares of Warrant Stock called for on the face of the Warrant minus the number of shares of Warrant Stock purchased by the Holder pursuant to the Partial Exercise. On or before the third (3rd) Trading Day (the “Share Delivery Date”) following the date on which the Company has received all of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise), provided that the Company has received the original Warrant, the Company shall cause to be delivered to such Holder, a certificate representing a number of shares of Warrant Stock to which the Holder is entitled pursuant to such exercise, free and clear of encumbrances of any type or nature imposed by the Company, excluding any encumbrances imposed by applicable federal and state securities laws and encumbrances imposed to ensure compliance therewith. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(c), the Holder shall be deemed for all corporate purposes to have become the holder of record of the shares of Warrant Stock with respect to which this Warrant has been validly exercised, irrespective of the date of delivery of the certificates evidencing such shares of Warrant Stock. The Holder and the Company shall take all other necessary or appropriate actions in connection with or to effect such closing. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(ii) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue on or before the Share Delivery Date (or if the exercise of this Warrant is not in connection with a transaction that is subject to Rule 15c6-1 promulgated under the Exchange Act of 1934, as amended, then the date that is five (5) business days following the Share Delivery Date), a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall pay as damages in cash to the Holder on each day after the Share Delivery Date that the issuance of such shares of Common Stock is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled upon the Holder’s exercise hereunder, and (B) the closing stock price of the Common Stock as reported on the Trading Market on the Trading Day immediately preceding the Share Delivery Date. In addition to the foregoing, if the Company fails to deliver or cause to be delivered to the Holder a certificate for the number of shares of Warrant Stock to which the Holder is entitled for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder by the Trading Day after the Share Delivery Date, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall, within five (5) business days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(c) Cashless Exercise. (i) if the SEC has not declared the Registration Statement effective by the Effectiveness Date (as defined in that certain Registration Rights Agreement of even date herewith by and among the Company and the certain other persons identified therein), (ii) in connection with a Change of Control Transaction pursuant to Section 2(d) below, or (iii) during a then-existing Deferral Default (as defined in the Registration Rights Agreement), notwithstanding any provisions herein to the contrary, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula (the “Conversion Formula”):

X = Y(A-B)
A

Where	X =	the number of shares of Warrant Stock to be issued to the Holder

	Y =	the number of shares of Warrant Stock with respect to which this Warrant is being exercised

	A =	the Fair Market Value (as defined below) of one share of the Warrant Stock

	B =	Exercise Price

For purposes of the above calculation and subject to Sections 2(d) below, “Fair Market Value” of one share of Warrant Stock shall mean the closing stock price of the Common Stock as reported on the Trading Market on the Trading Day immediately preceding the date of determination.

(d) In the event of a Change of Control Transaction, this Warrant shall be automatically deemed to have been exercised by the Holder in accordance with the Conversion Formula immediately prior to the Expiration Event specified in Section 2(a)(ii) above. Notwithstanding the foregoing, in the event that the consideration to be received in connection with such Change of Control Transaction is securities of an entity that is not a publicly traded corporation and whose common stock is not traded on a national securities exchange, the Holder shall be entitled to receive in consideration for the outstanding Warrants immediately prior to the effective time of such Change of Control Transaction and in consideration of the cancellation of each such outstanding Warrant, an amount in cash determined according to the Black-Scholes Option Pricing Method. The provisions of Section 2(e) shall not apply to any Holder’s deemed exercise of the conversion right under this Section 2(d).

(e) Minimum Exercise. The Holder shall purchase a minimum of 1,000 shares of Warrant Stock upon any exercise hereunder.

3. Transferability

(a) The Warrant and the Warrant Stock shall not be sold, assigned or transferred except upon the conditions specified in this Section 3, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). The Holder will cause any proposed purchaser, assignee or transferee of the Warrant and the Warrant Stock held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 3. In addition to the other conditions specified in this Section 3, any pledge of the Warrant or the Warrant Stock shall be given only to accredited investors in compliance with applicable federal and state securities laws, and shall be foreclosed only in compliance with applicable federal and state securities laws.

(b) Each certificate representing (i) the Warrant Stock and (ii) any other securities issued in respect of the Warrant and the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (the “Restricted Securities”), shall (unless otherwise permitted by the provisions of Section 3(c) below) be stamped or otherwise imprinted with the following legend, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Warrant Stock in order to implement the restrictions on transfer established in this Section 3.

(c) The Holder of each certificate representing the Restricted Securities shall, by acceptance thereof, agree to comply in all respects with the provisions of this Section 3. Prior to any proposed sale, assignment or transfer of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by a Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company), subject to compliance with applicable securities laws, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer or sale, assignment. Each such notice shall describe the manner and circumstances of the proposed transfer, sale or assignment in sufficient detail, and if reasonably requested by the Company, such Holder shall have furnished at such Holder’s expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend specified in Section 3(b) above.

4. No Fractional Shares or Scrip

The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise or deemed exercise of this Warrant will, upon such exercise or deemed exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued as of the close of business on the date on which this Warrant shall have been exercised or deemed exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise or deemed exercise of this Warrant, an amount equal to such fraction multiplied by the “Fair Market Value” of a share of Warrant Stock on the date of exercise shall be paid in cash or check to the Holder.

5. No Rights as a Stockholder

This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

6. Exchange and Registry of Warrant

The Company shall maintain at the office or agency referred to in Section 2(b) hereof a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exercise in accordance with its terms at such office or agency of the Company, and the Company shall be entitled to rely in all respects upon such registry.

7. Loss, Theft, Destruction or Mutilation of Warrant

On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new Warrant in substantially identical form.

8. Saturdays, Sundays and Holidays

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the United States or the State of Utah, then such action may be taken or such right may be exercised on the next succeeding business day.

9. Adjustment to Number and Type of Securities and Exercise Price

(a) Adjustments to Exercise Price for Diluting Issues.

(i) Special Definition. For purposes of this Section 9(a), “Additional Shares of Common” means all shares of Common Stock issued (or, pursuant to Section 9(a)(iii), deemed to be issued) by the Company after the issuance date, other than issuances or deemed issuances of Excluded Securities.

(ii) No Adjustment of Exercise Price. No adjustment in the Exercise Price of this Warrant shall be made in respect of an issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 9(a)(v)) for an Additional Share of Common issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to such issue.

(iii) Deemed Issue of Additional Shares of Common. In the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1) no further adjustment in the Exercise Price of this Warrant shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Exercise Price of this Warrant to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

(4) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Exercise Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 8(a)(iii) as of the actual date of their issuance.

(iv) Adjustment of the Exercise Price upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 9(a)(iii)) without consideration or for a consideration per share less than the applicable Exercise Price in effect on the date of and immediately prior to such issue, then, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Exercise Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 8(a)(iv), the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Warrant Stock, convertible securities, outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Commons Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Warrant Stock, convertible securities, outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Exercise Price (or other conversion ratios) resulting from the issuance of shares of Additional Shares of Common causing such adjustment.

(v) Determination of Consideration. For purposes of this Section 9(a), the consideration received by the Company for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Such consideration shall:

a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or dividends;

b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board.

(2) The consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to Section 9(a)(iii) shall be determined by dividing

a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(b) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number or character of outstanding shares of Warrant Stock, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

(c) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

(d) Termination of this Section. The terms and conditions of this Section 9 shall terminate and be of no further force or effect at such time that no shares of Series C Preferred Stock of the Company are outstanding.

10. Notices of Record Date, etc.

In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, then and in each such event the Company will mail to the Holder a notice specifying, if then known, the date on which any such record is to be taken for the purpose of such dividend or distribution and if known stating the amount and character of such dividend or distribution. Such notice shall be delivered to the Holder at least ten (10) days prior to the date therein specified.

11. Governing Law

This Warrant shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

12. Notices

Except as otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or messenger addressed as follows:

If to the Holder:

Attention:

Or at such other address as the Holder shall have furnished to the Company.

If to the Company:	Raser Technologies, Inc.
5152 Edgewood Drive, Suite 375
Provo, Utah 84604
Facsimile: 801.374.3314
Attn: Chief Financial Officer

Or at such other address as the Company shall have furnished to the Holder.

With a copy to:	Wilson Sonsini Goodrich & Rosati, Professional Corporation
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Facsimile: 801.993.6499
Attention: Robert G. O’Connor

13. Waivers Strictly Construed

With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

14. Severability

In the event that any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Warrant shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Warrant.

*  *  *

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of the date first written above.

“COMPANY”

RASER TECHNOLOGIES, INC.

By:
Brent M. Cook
Chief Executive Officer

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

“HOLDER”

By:
Name:
Its:

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

NOTICE OF EXERCISE

To:	Raser Technologies, Inc., a Utah corporation

(1) The undersigned hereby elects to purchase              shares of Common Stock of Raser Technologies, Inc., a Utah corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

(2) The undersigned accepts such shares subject to the restrictions on transfer set forth in the attached Warrant.

Holder:

By:
(Date):	Name:
Title: